Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Prudential Series Fund:

We consent to the use of our reports dated February 26, 2016, with respect to each of the Portfolios comprising the Prudential Series Fund as of December 31, 2015, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

April 15, 2016